DISCOVERY COMMUNICATIONS, LLC SUPPLEMENTAL DEFERRED COMPENSATION PLAN (Amended and Restated Effective as of January 1, 2021) ARTICLE I ESTABLISHMENT AND PURPOSE Discovery Communications, LLC (the “Company”) hereby amends and restates the Discovery Communications, LLC Supplemental Deferred Compensation Plan (the “Plan”) in its entirety as set forth herein, effective as of the Effective Date (as defined below). Except as otherwise provided herein, this amendment and restatement applies to all amounts previously or hereafter deferred under the Plan, including amounts deferred under the Plan prior to January 1, 2005. The purpose of the Plan is to attract and retain key employees by providing Participants with an opportunity to defer receipt of a portion of their salary, bonus, and other specified compensation. The Plan is not intended to meet the qualification requirements of Section 401(a) of the Code, but is intended to meet the requirements of Section 409A of the Code, and shall be operated and interpreted consistent with that intent. The Plan constitutes an unsecured promise by a Participating Employer to pay benefits in the future. Participants in the Plan shall have the status of general unsecured creditors of the Company or the Adopting Employer, as applicable. Each Participating Employer shall be solely responsible for payment of the benefits of its employees and their beneficiaries. The Plan is unfunded for federal tax purposes and is intended to be an unfunded arrangement for eligible employees who are part of a select group of management or highly compensated employees of the Employer within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. Any amounts set aside to defray the liabilities assumed by the Company or an Adopting Employer will remain the general assets of the Company or the Adopting Employer and shall remain subject to the claims of the Company’s or the Adopting Employer’s creditors until such amounts are distributed to the Participants. ARTICLE II DEFINITIONS For purposes of the Plan, the following words and phrases shall have the meanings set forth below, unless their context clearly requires a different meaning: 2.1 “Account” means the bookkeeping account maintained by the Committee on behalf of each Participant pursuant to this Plan. The Account shall be a bookkeeping entry only and shall be used solely as a device to measure and determine the amounts, if any, to be paid to a Participant or the Participant’s Beneficiary under the Plan. A Participant’s account may include one or more sub-accounts, including, but not limited to, one or more sub-accounts attributable to deferrals for Plan Years before 2021. Accounts are intended to constitute unfunded obligations within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

2 2.2 “Adopting Employer” means a member of the Affiliate Group that, with the consent of the Company, has adopted the Plan (or has been deemed to adopt this Plan) pursuant to Section 10.3 hereof for the benefit of its Eligible Employees. 2.3 “Affiliated Group” means (a) the Company, and (b) all entities with whom the Company would be considered a single employer under Sections 414(b) and 414(c) of the Code, such that in applying Section 1563(a)(1), (2), and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code, the language “at least 80 percent” shall be used each place it appears in Section 1563(a)(1), (2), and (3), and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c), the language “at least 80 percent” shall be used each place it appears in that regulation. 2.4 “Base Salary” means the base “compensation” as defined in the Qualified Plan payable by the Employer to an Eligible Employee in cash during a Plan Year, determined without regard to the limitation of the amount of compensation that may be recognized under the Qualified Plan due to the application of Section 401(a)(17) of the Code. 2.5 “Beneficiary” or “Beneficiaries” means the person or persons, including one or more trusts, designated by a Participant in accordance with the Plan to receive payment of the remaining balance of the Participant's Account in the event of the death of the Participant prior to the Participant's receipt of the entire amount credited to the Participant’s Account. 2.6 “Beneficiary Designation” means a Participant’s written designation of one or more Beneficiaries, made in such manner (which may include an electronic format or a paper form) as designated by Committee. 2.7 “Business Day” means each day on which the United States securities markets are open for business. 2.8 “Change in Control” means a “change in control event” within the meaning Treasury Regulation 1.409A-3(i)(5). 2.9 “Claimant” Claimant means a Participant or Beneficiary filing a claim under Section 8.2 of this Plan. 2.10 “Code” means the Internal Revenue Code of 1986, as amended. 2.11 “Committee” means the Retirement Plan Committee or such other committee appointed by the Board of Directors of Discovery Communications, Inc. (or the appropriate committee of such board) to administer the Plan. If no designation is in effect, the Senior Executive Vice President of Human Resources of the Company or his or her delegate shall have and exercise the powers of the Committee. 2.12 “Compensation” means the total of Base Compensation and Incentive Compensation, to the extent such amounts constitute U.S.-source income. Compensation shall not include any compensation that has been previously deferred under this Plan or any other arrangement subject to Code Section 409A.

3 2.13 “Company” means Discovery Communications, LLC. 2.14 “Deferral Election” means a Participant's written election, made in such manner as designated by the Committee (which may include an electronic format or a paper form), to defer a portion of the Participant’s Base Salary and/or Incentive Compensation in accordance with the provisions of Article IV, which deferral election, once it has become effective, shall be irrevocable with respect to the Plan Year to which it applies. 2.15 “Discretionary Company Credit” means a credit by the Employer to a Participant’s Account in accordance with the provisions of Article V of the Plan, whether as a match of Participant deferrals or otherwise. Discretionary Company Credits, if any, shall be credited at the sole discretion of the Employer, and the fact that a Discretionary Company Credit may be credited to a Participant’s Account in one year shall not obligate the Employer to continue to make any such Discretionary Company Credit in any subsequent year. 2.16 “Effective Date” means January 1, 2021. 2.17 “Employer” means, with respect to Employees it employs, the Company and each Affiliate. 2.18 “Eligible Employee” has the meaning given to such term in Section 3.1 hereof. 2.19 “Employee” means an active employee of a Participating Employer who is classified as a regular full-time or regular part-time employee of a Participating Employer and is paid by the Participating Employer and issued a W-2 by the Participating Employer with respect to those wages. For this purpose, a regular part-time employee is an employee who is classified as benefits eligible and is regularly scheduled to work at least 30 hours per week. 2.20 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. 2.21 “Incentive Compensation” means any incentive compensation, including commissions under sales incentive plans, payable in cash to an Eligible Employee pursuant to any incentive compensation plan or program in which Eligible Employees of an Employer are participants and that is designated by the Committee as an eligible source of compensation for deferral under this Plan. 2.22 “Participant” means any Eligible Employee who (a) at any time has elected to defer the receipt of Base Salary and/or Incentive Compensation in accordance with the Plan or (b) whose Account has been credited with a Discretionary Company Credit, and who, in any case, has not received complete payment of the amount credited to the Participant’s Account. 2.23 “Participating Employer” means the Company and each Adopting Employer. 2.24 “Performance-Based Compensation” means Incentive Compensation that is based on services performed over a period of at least 12 months and that constitutes “performance- based compensation” within the meaning of Section 409A of the Code. In general, for purposes of Section 409A of the Code, “performance-based compensation” means compensation the amount

4 of which, or the entitlement to which, is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months. For such purposes, organizational or individual performance criteria are considered pre-established if established in writing by not later than 90 days after the commencement of the period of service to which the criteria relate, provided that the outcome is substantially uncertain at the time the criteria are established. Performance-Based Compensation does not include any amount or portion of any amount that will be paid either regardless of performance or based upon a level of performance that is substantially certain to be met at the time the criteria are established. 2.25 “Plan” means this Discovery Communications, LLC Supplemental Deferred Compensation Plan, as it may be amended from time to time. 2.26 “Plan Year” means the calendar year. 2.27 “Qualified Plan” means the Discovery Communications, LLC Retirement Savings Plan, as amended from time to time. 2.28 “Separation from Service” means a Participant’s termination of employment or service with the Affiliated Group, other than as a result of the Participant’s death, in such a manner as to constitute a “separation from service” as defined under Section 409A of the Code. 2.29 “Specified Employee” means a “specified employee” as determined by the Company in accordance with Section 409A of the Code. 2.30 “Unforeseeable Emergency” means an “unforeseeable emergency” as defined under Section 409A of the Code. In general, for purposes of Section 409A of the Code, an “unforeseeable emergency” means a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. ARTICLE III ELIGIBILITY AND PARTICIPATION 3.1 Eligibility and Participation. Participation in the Plan is limited to any employee of an Employer who (i) is selected by the Committee, in its sole discretion, as eligible to participate in the Plan, and (ii) is a member of a “select group of management or highly compensated employees,” within the meaning of Sections 201, 301 and 401 of ERISA (each an “Eligible Employee”). In lieu of designating individual Eligible Employees for Plan participation, the Committee may establish eligibility criteria (consistent with the requirements of this Section 3.1) providing for participation of all Eligible Employees who satisfy such criteria. The Committee may at any time, in its sole discretion, change the eligibility criteria for Eligible Employees, or determine that one or more Participants will cease to be an Eligible Employee. An Employee so

5 selected shall become an Eligible Employee effective on the first day of the month immediately following the month in which the Employee is designated by the Committee or satisfies the eligibility criteria established by the Committee. An Eligible Employee becomes a Participant upon the earlier to occur of: (i) a credit of a Discretionary Company Credit under Article V, or (ii) the date that the Eligible Employee’s initial election to defer Base Salary and/or Incentive Compensation to the Plan becomes irrevocable. An Eligible Employee who receives a credit of a Discretionary Company Credit shall not be eligible to defer Compensation to the Plan unless the Participant receives notice that he or she is eligible to defer. 3.2 Enrollment Requirements. Except as otherwise determined by the Committee, as a condition to participation, each Eligible Employee shall make a Deferral Election no later than the date or dates specified by the Committee in accordance with the Plan. In addition, the Committee may establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary. 3.3 Commencement Date. Except as otherwise may be provided by the Committee pursuant to Section 4.1, each Eligible Employee first shall be eligible to commence participation in accordance with the terms and conditions of this Plan effective as of January 1 of the Plan Year next following the Plan Year in which he or she becomes an Eligible Employee pursuant to Section 3.1. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit an Eligible Employee to commence participation in the Plan upon such earlier date as may be specified by the Committee, consistent with the Plan and Section 409A of the Code. 3.4 Duration of Participation. A Participant shall be eligible to defer Base Salary and Incentive Compensation and, to the extent determined by the Employer, in its discretion, receive allocations of Discretionary Company Credits, subject to the terms of the Plan, for as long as such Participant remains an Eligible Employee. A Participant who is no longer an Eligible Employee but has not incurred a Separation from Service may not defer Base Salary or Incentive Compensation under the Plan beyond the Plan Year in which he or she became ineligible but may otherwise exercise all of the rights of a Participant under the Plan with respect to his or her Account(s). On and after a Separation from Service, a Participant shall remain a Participant as long as the balance of his or her Account is greater than zero (0), and during such time may continue to make allocation elections as provided in Article VI. An individual shall cease being a Participant in the Plan when all benefits under the Plan to which he or she is entitled have been paid. 3.5 Delay in or Suspension of Status as Eligible Employee. An individual who would otherwise be in a category of Eligible Employees selected for participation by the Committee shall not be treated as an Eligible Employee for purposes of a Deferral Election under Section 4.1 or Section 4.2 if initially eligible in connection with a promotion that is coupled with a work assignment outside of the United States that is designated as “long-term” (under the Company’s normal procedures with respect to non-U.S. employment) but will be treated as eligible for election under Section 4.1 when repatriated to the United States (if otherwise eligible for such status pursuant to Treas. Reg. § 1.409A-2(a)(7) as someone not previously or recently eligible to defer). An individual who is otherwise an Eligible Employee may not make an election under of

6 Section 4.2 with respect to the following calendar year if he or she is expected to be on a “long- term” work assignment outside of the United States during that year. ARTICLE IV DEFERRAL ELECTIONS 4.1 Certain Newly Eligible Participants. Except as otherwise determined by the Committee, in its sole discretion, newly Eligible Employees shall not be permitted to make a Deferral Election with respect to Base Salary and/or Incentive Compensation earned during the Plan Year in which the Eligible Employee is first eligible to participate in the Plan. However, notwithstanding the foregoing, the Committee, in its sole discretion, may permit any Eligible Employee to make a Deferral Election with respect to Base Salary earned for services performed during the Plan Year in which the Eligible Employee is first eligible to participate in the Plan (and in any other plan that would be aggregated with the Plan under Section 409A of the Code), as determined in accordance with Treasury Regulation Section 1.409A-2(a)(7); provided, however, that such Deferral Election (a) is made and becomes irrevocable no later than the 30th day (or such earlier date as specified by the Committee) after the effective date that the Employee first becomes an Eligible Employee pursuant to Section 3.1 of the Plan, and (b) shall apply only to Base Salary earned for services performed after the date that the Deferral Election becomes irrevocable, as determined by the Committee in accordance with Section 409A. 4.2 Annual Deferral Elections. Unless the Committee determines to permit an election pursuant to Section 4.1, and except as otherwise determined by the Committee, each Eligible Employee may elect to defer Base Salary and/or Incentive Compensation for a Plan Year by filing a Deferral Election with the Committee only in accordance with the following rules: (a) Base Salary. The Deferral Election with respect to Base Salary must be made by such date as specified by the Committee that is not later than December 31 of the Plan Year immediately preceding the Plan Year for which such Base Salary is earned. (b) Incentive Compensation. (i) In General. With respect to any Incentive Compensation to which neither Section 4.1 nor Section 4.2(b)(ii) applies, a Participant’s Deferral Election must be made by such date as specified by the Committee that is not later than December 31 of the Plan Year immediately preceding the Plan Year for which such Incentive Compensation is earned (meaning the Plan Year in which or with which the applicable performance period begins, or, in the case of Incentive Compensation consisting of sales commissions within the meaning of Treasury Regulation 1.409A-2(a)(12)(i), the Plan Year in which the applicable sale occurs). (ii) Certain Elections with Respect to Performance-Based Compensation. To the extent permitted by the Committee in its sole discretion, a Deferral Election with respect to Incentive Compensation that constitutes Performance-Based Compensation may be made by such date as specified by the Committee that is not later than the date that is six (6) months before the end of the applicable performance period, provided that in no event may such

7 Deferral Election be made after such Incentive Compensation has become "readily ascertainable" within the meaning of Section 409A of the Code. In order to make a Deferral Election under this Section 4.2(b)(ii), the Participant must perform services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date the Deferral Election is made under this Section 4.2(b)(ii). A Deferral Election made under this Section 4.2(b)(ii) shall not apply to any Incentive Compensation that becomes payable to a Participant without regard to the satisfaction of the applicable performance criteria. 4.3 Amount Deferred. A Participant shall designate on a Deferral Election, as applicable, the portion of his or her Base Salary and/or the portion of his or her Incentive Compensation that is to be deferred with respect to the applicable Plan Year (or other applicable performance period) in accordance with this Article IV. The Participant may specify a different portion to be deferred for each element of his or her deferrable Compensation (Base Salary and Incentive Compensation). For each Plan Year, an Eligible Employee may defer (in 1% increments) up to 50% of his or her Base Salary, and for each Plan Year (or other applicable performance period), an Eligible Employee may defer (in 1% increments) up to 50% of his or her Incentive Compensation. Deferrals of Compensation shall be calculated with respect to the gross cash Compensation payable to the Participant prior to any deductions or withholdings, but shall be reduced by the Committee as necessary so as not to exceed 100% of the cash Compensation of the Participant remaining after deduction of all required income and employment taxes, 401(k) and other employee benefit deductions, and other deductions required by law. Changes to payroll withholdings that affect the amount of Compensation being deferred to the Plan shall be allowed only to the extent permissible under Section 409A of the Code. 4.4 Elections as to Time and Form of Payment. Each Deferral Election will specify the time and form of payment for each element of Compensation (Base Salary and Incentive Compensation) deferred by the Participant for the applicable Plan Year, subject to the provisions of Article VII, as elected by the Participant from the following alternatives: (a) Payment Following Separation from Service. A Participant may elect to receive payment of the amount deferred pursuant to the Deferral Election for a Plan Year in a single lump sum payment, in sixty (60) substantially equal monthly installments, or in one hundred twenty (120) substantially equal monthly installments, paid or commencing within ninety (90) days after: (i) the Participant’s Separation from Service, (ii) the first (1st) anniversary of the Participant’s Separation from Service, or (ii) the fifth (5th) anniversary of the Participant’s Separation from Service. (b) In-Service Payments. A Participant may elect to receive payment of the amount deferred pursuant to the Deferral Election for a Plan Year following the earlier of:

8 (i) the first day of a specified month of a calendar year that is at least two (2) calendar years after the Plan Year for which such Deferral Election is made, in which case payment will be made or commence within ninety (90) days thereafter in a single lump sum payment or in substantially equal annual installments over a period of from two (2) to five (5) years, as elected by the Participant in the applicable Deferral Election; or (ii) the Participant’s Separation from Service, in which case payment will be made in a single lump sum payment, in sixty (60) substantially equal monthly installments, or in one hundred twenty (120) substantially equal monthly installments, paid or commencing within ninety (90) days after the Participant’s Separation from Service, the first (1st) anniversary of the Participant’s Separation from Service, or the fifth (5th) anniversary of the Participant’s Separation from Service, as elected by the Participant in the applicable Deferral Election. (c) Default Time and Form of Payment. To the extent that a Participant does not designate the time and form of payment on a Deferral Election as provided in Section 4.4 (or such designation does not comply with the terms of the Plan), the Participant’s deferrals pursuant to the applicable Deferral Election shall be paid, subject to the provisions of Article VII, in a single lump sum payment within ninety (90) days after the Participant’s Separation from Service. 4.5 Duration and Cancellation of Deferral Elections. (a) Duration. Once irrevocable, a Deferral Election shall be effective for the Plan Year (or other applicable performance period, as the case may be) with respect to which such election was timely filed with the Committee. Notwithstanding the preceding sentence, the Committee may provide, in its sole discretion, that any Deferral Elections shall continue to be applied to future Deferral Election periods, until terminated or modified prospectively by a Participant in accordance with the terms of this Article IV. (b) Cancellation. (i) The Committee may, in its sole discretion, cancel a Participant’s Deferral Election where such cancellation occurs by the later of the end of the Plan Year in which the Participant incurs a “disability” or the 15th day of the third month following the date the Participant incurs a “disability.” For purposes of this Section 4.5(b)(i), a “disability” refers to any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months. (ii) The Committee may, in its sole discretion, cancel a Participant’s Deferral Election due to an Unforeseeable Emergency, a hardship distribution pursuant to Treasury Regulation Section 1.401(k)-1(d)(3), or such other event or condition as may be permitted under Section 409A of the Code pursuant to generally applicable guidance published in the Internal Revenue Bulletin.

9 (iii) If a Participant’s Deferral Election is cancelled with respect to a particular Plan Year in accordance with this Section 4.5(b), such Participant may make a new Deferral Election for a subsequent Plan Year, as the case may be, only in accordance with Section 4.2 hereof. 4.6 Vesting. Each Participant shall at all times have a fully vested interest in 100% of the deferrals of Base Salary and Incentive Compensation credited to his or her Account. ARTICLE V DISCRETIONARY COMPANY CREDITS 5.1 In General. In any Plan Year, the Employer, in its sole and absolute discretion, may, but shall not be required to, credit Discretionary Company Credits to a Participant’s Account in any amount determined by the Employer. 5.2 Vesting. Except as otherwise may be provided in a vesting schedule established by the Employer, in its sole and absolute discretion, any Discretionary Company Credits shall be 100% as of the date credited to a Participant’s Account. In any event, notwithstanding any vesting schedule that may be established hereunder with respect to Discretionary Company Credits, any such unvested Discretionary Company Credits shall become fully vested upon the occurrence of a Change in Control. 5.3 Time and Form of Payment. Except as otherwise may be determined by the Employer no later than the time of crediting to the Participant’s Account, any vested Discretionary Company Credits contributed to a Participant’s Account for a Plan Year shall be payable, in accordance with the default time and form of payment set out in Section 4.4(c), in a single lump sum payment within ninety (90) days after the Participant’s Separation from Service. ARTICLE VI CREDITING OF GAINS, LOSSES AND EARNINGS TO ACCOUNTS Each Participant’s Account will be credited with gains, losses and earnings based on notional investment directions made by the Participant in accordance with notional investment crediting options and procedures established from time to time by the Committee in its sole discretion. The Committee specifically retains the right in its sole discretion to change the notional investment crediting options and procedures from time to time. By electing to defer any amount under the Plan, each Participant acknowledges and agrees that the Company is not and shall not be required to make any investment in connection with the Plan, nor is it required to follow the Participant’s notional investment directions in any actual investment it may make or acquire in connection with the Plan. Any amounts credited to a Participant’s Account with respect to which a Participant does not provide notional investment direction shall be credited with gains, losses and earnings as if such amounts were invested in a notional investment option selected by the Committee in its sole discretion. ARTICLE VII PAYMENTS

10 7.1 Payment of Participant Accounts. Except as otherwise provided in this Article VII or Section 5.2, a Participant’s vested Account shall commence to be paid in accordance with the applicable time and form of payment specified in the Participant’s Deferral Election for the applicable Plan Year pursuant to Section 4.4. 7.2 Mandatory Six-Month Delay for Specified Employees. Notwithstanding any other provision of this Plan to the contrary, in no event may payments triggered by the Separation from Service of a Specified Employee be paid or commence prior to the first Business Day of the seventh month following the Specified Employee’s Separation from Service (or if earlier, within 90 days after the Specified Employee’s death), with such benefits being paid (if in a lump sum) or commencing (if in substantially equal monthly installments) as soon as administratively practicable after such date. 7.3 Death of Participant. Notwithstanding any other provision of this Plan, in the event of the Participant’s death, the vested balance of the Participant’s Account shall be paid to the Participant’s Beneficiary or Beneficiaries in accordance with the Participant’s Beneficiary Designation (or, if there is no such Beneficiary, to the Participant’s estate) in a single lump sum as soon as administratively practicable following the date of the Participant’s death. A Participant’s Beneficiary Designation may be changed at any time prior to his or her death by the execution and delivery of a new Beneficiary Designation. The Beneficiary Designation on file with the Committee that bears the latest date at the time of the Participant’s death shall govern. If a Participant fails to properly designate a Beneficiary in accordance with this Section 7.3 or if all designated Beneficiaries have predeceased the Participant, then payment pursuant to this Section 7.3 shall be made to the Participant’s surviving spouse, if living, or if none, to the Participant’s estate. 7.4 Unforeseeable Emergency. The Committee may, in its sole discretion, provide for payment of the portion of a Participant’s vested Account that is reasonably necessary to satisfy a need due to an Unforeseeable Emergency pursuant to Treasury Regulation Section 1.401(k)- 3(i)(3)(iii). Any distributions because of Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the distribution), determined by taking into account the additional compensation upon cancellation of the Participant’s Deferral Election pursuant to Section 4.5(b). 7.5 Payment of Pre-2021 Deferrals. Notwithstanding any other provisions of the Plan (other than Sections 7.6 and 7.7), any deferrals credited to a Participant’s Account with respect to any Plan Year prior to 2021 (which deferrals, for example, may be credited to sub-accounts for “Retirement/Termination Accounts,” “Specified Date Accounts,” “Five Year Vesting Accounts” and “DAP Transfer Accounts”) (“Pre-2021 Deferrals”) will remain subject to the payment terms and Deferral Elections in effect under the terms of the Plan as in effect immediately prior to the Effective Date. 7.6 Subsequent Deferral Elections. A Participant may elect, subject to such administrative rules as may be prescribed by the Committee in accordance with this Section 7.6, to change the time and/or form of payment with respect to one or more of his or her Deferral

11 Elections for a Plan Year, to a later time in accordance with this Section 7.6 (a “Subsequent Deferral Election”). A Participant may make no more than one (1) Subsequent Deferral Election with respect to each such Deferral Election. Any such Subsequent Deferral Election must be filed with the Committee at least twelve (12) months prior to the date that the payment would otherwise have been paid pursuant to the Deferral Election. On each such Subsequent Deferral Election, the Participant must delay the payment date for a period of at least five (5) years after the date that the amount pursuant to the Deferral Election would otherwise have been paid under the Plan, except with respect to payment in the event of the Participant’s death. 7.7 Small Balances of Pre-2021 Deferrals. Solely with respect to Pre-2021 Deferrals, to the extent a Participant has elected to receive payment of his or her Retirement/ Termination Accounts in installments, then, as of the date payment from such Account is scheduled to begin, (i) the initial installment shall be no less than twenty-five thousand dollars ($25,000) or, if less, the balance of such Account and each subsequent installment shall be no less than one thousand dollars ($1,000) or, if less, the balance of such Account. In the event the balance of the Retirement/Termination Account as of the date of Separation from Service does not exceed twenty-five thousand dollars ($25,000), then such balance shall be paid in a single lump sum within ninety (90) days following Separation from Service or, with respect to a Participant who is a Specified Employee as of the date such Participant incurs a Separation from Service, in the seventh month following the month in which such Separation from Service occurs, if later. This Section 7.7 shall have no application to any deferrals for Plan Years after 2020. 7.8 Discretionary Acceleration of Payments. The Committee may, in its sole discretion, accelerate the time or schedule of a payment under the Plan to a time or form otherwise permitted under Section 409A of the Code in accordance with the requirements, restrictions and limitations of Treasury Regulation Section 1.409A-3(j); provided that in no event may a payment to a Specified Employee be accelerated following the Specified Employee’s Separation from Service to a date that is prior to the first Business Day of the seventh month following the Specified Employee’s Separation from Service (or if earlier, within 90 days after the Specified Employee’s death) unless otherwise permitted under Section 409A of the Code. 7.9 Discretionary Delay of Payments. The Committee may, in its sole discretion, delay the time or form of a payment under the Plan to a time or form otherwise permitted under Section 409A of the Code in accordance with the requirements, restrictions and limitations of Treasury Regulation Section 1.409A-2(b)(7). 7.10 Actual Date of Payment. To the extent permitted by Section 409A of the Code, the Committee, in its sole discretion, may cause any payment under this Plan to be made or commence on any later date that occurs in the same calendar year as the date on which payment otherwise would be required to be made under this Plan, or, if later, by the 15th day of the third month after the date on which payment would otherwise be required to be made under this Plan. Further, to the extent permitted by Section 409A of the Code, the Committee may delay payment in the event that it is not administratively possible to make payment on the date (or within the periods) specified in this Article VII, or if making the payment would jeopardize the ability of the Company (or any entity which would be considered to be a single employer with the Company under Section 414(b) or Section 414(c) of the Code) to continue as a going concern.

12 Notwithstanding the foregoing, payment must be made no later than the latest possible date permitted under Section 409A of the Code. 7.11 Calculation of Installment Payments. In the event that any of the Participant’s Account is paid in installments: (i) the first installment shall commence at the time specified pursuant to Section 4.4(b), (ii) each subsequent installment shall be paid on or as soon as practicable after the applicable anniversary of the payment commencement date, (iii) the amount of each installment shall equal the quotient obtained by dividing the applicable portion of the Participant’s vested Account balance as of the date of such installment payment (or as of such earlier date as may be reasonably determined by the Committee to facilitate the administration of the Plan) by the number of installment payments remaining to be paid at the time of the calculation; and (iv) the amount remaining unpaid shall continue to be credited with gains, losses and earnings as provided in Article VI hereof. For purposes of Section 409A of the Code, each series of installment payments under the Plan shall be treated as right to a single payment. 7.12 Discharge of Obligations. The payment to a Participant (or to his or her Beneficiary, surviving spouse or estate) of an Account in a single lump sum or the number of installments as provided pursuant to this Plan shall discharge all obligations of the Company and any other Employer to such Participant (and such Participant’s Beneficiary, surviving spouse or estate) under the Plan with respect to the Participant’s Account. The Committee may require such Participant, surviving spouse or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. In the event that a Participant, surviving spouse or Beneficiary is required to execute a release and the period to consider and revoke the release straddles two calendar years, payment shall be made in the second calendar year in accordance with Article VII of the Plan. ARTICLE VIII ADMINISTRATION AND CLAIMS PROCEDURES 8.1 General. The Committee shall be responsible for the general administration of the Plan and shall have the full power, discretion and authority to carry out the provisions of the Plan. Without limiting the foregoing, the Committee shall have full discretion to (a) interpret all provisions of the Plan; (b) resolve all questions relating to eligibility for participation in the Plan and the amount in the Account of any Participant and all questions pertaining to claims for benefits and procedures for claim review; (c) resolve all other questions arising under the Plan, including any factual questions and questions of construction; (d) determine all claims for benefits; and (e) adopt such rules, regulations or guidelines for the administration of the Plan and take such further action as the Company shall deem advisable in the administration of the Plan. Without limiting the foregoing, to the extent permitted by Section 409A of the Code, the Committee may, in its sole discretion, modify the rules applicable to Deferral Elections to the extent necessary to satisfy the requirements of the Uniformed Service Employment and Reemployment Rights Act of 1994, as amended, 38 U.S.C. 4301-4334. The actions taken and the decisions made by the Committee hereunder shall be final, conclusive, and binding on all persons, including the Company, all other Employers, Eligible Employees, Participants, and their estates and Beneficiaries. The Committee may delegate to one or more officers of the Company, subject to such terms as the Committee shall determine, the authority to administer all or any portion of the Plan, or the authority to perform

13 certain functions, including administrative functions. In the event of such delegation, all references to the Committee in this Plan (other than such references in the immediately preceding sentence) shall be deemed references to such officers as it relates to those aspects of the Plan that have been delegated. 8.2 Claims Procedure. (a) Filing a Claim. Any controversy or claim arising out of or relating to the Plan shall be filed in writing with the Committee which shall make all determinations concerning such claim. Any claim filed with the Committee and any decision by the Committee denying such claim shall be in writing and shall be delivered to the Participant or Beneficiary filing the claim (the "Claimant"). (i) In General. Notice of a denial of benefits will be provided within 90 days of the Committee's receipt of the Claimant's claim for benefits. If the Committee determines that it needs additional time to review the claim, the Committee will provide the Claimant with a notice of the extension before the end of the initial 90-day period. The extension will not be more than 90 days from the end of the initial 90-day period and the notice of extension will explain the special circumstances that require the extension and the date by which the Committee expects to make a decision. (ii) Contents of Notice. If a claim for benefits is completely or partially denied, notice of such denial shall be in writing and shall set forth the reasons for denial in plain language. The notice shall: (A) cite the pertinent provisions of the Plan document, and (B) explain, where appropriate, how the Claimant can perfect the claim, including a description of any additional material or information necessary to complete the claim and why such material or information is necessary. The claim denial also shall include an explanation of the claims review procedures and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse decision on review. (b) Appeal of Denied Claims. A Claimant whose claim has been completely or partially denied shall be entitled to appeal the claim denial by filing a written appeal with the Committee. A Claimant who timely requests a review of the denied claim (or his or her authorized representative) may review, upon request and free of charge, copies of all documents, records and other information relevant to the denial and may submit written comments, documents, records and other information relevant to the claim to the Committee. All written comments, documents, records, and other information shall be considered "relevant" if the information: (x) was relied upon in making a benefits determination, (y) was submitted, considered or generated in the course of making a benefits decision regardless of whether it was relied upon to make the decision, or (z) demonstrates compliance with administrative processes and safeguards established for making benefit decisions. The Committee may, in its sole discretion and if it deems appropriate or necessary, decide to hold a hearing with respect to the claim appeal. (i) In General. Appeal of a denied benefits claim must be filed in writing with the Committee no later than 60 days after receipt of the written notification of such

14 claim denial. The Committee shall make its decision regarding the merits of the denied claim within 60 days following receipt of the appeal (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Committee expects to render the determination on review. The review will take into account comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination. (ii) Contents of Notice. If a benefits claim is completely or partially denied on review, notice of such denial shall be in writing and shall set forth the reasons for denial in plain language. The decision on review shall set forth: (A) the specific reason or reasons for the denial, (B) specific references to the pertinent Plan provisions on which the denial is based, (C) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, or other information relevant (as defined above) to the Claimant's claim, and (D) a statement describing any voluntary appeal procedures offered by the plan and a statement of the Claimant's right to bring an action under Section 502(a) of ERISA. (c) Legal Action. A Claimant may not bring any legal action, including commencement of any arbitration, relating to a claim for benefits under the Plan unless and until the Claimant has followed the claims procedures under the Plan and exhausted his or her administrative remedies under such claims procedures. Any such legal action must be commenced within one year of a final determination hereunder with respect to such claim, and Claimant shall be prohibited from presenting in any such legal action any evidence that was not timely presented to the Committee as part of the Plan’s administrative review process pursuant to the claims procedures set forth herein. If a Participant or Beneficiary prevails in a legal proceeding brought under the Plan to enforce the rights of such Participant or any other similarly situated Participant or Beneficiary, in whole or in part, the Participating Employer shall reimburse such Participant or Beneficiary for all legal costs, expenses, attorneys' fees and such other liabilities incurred as a result of such proceedings. (d) Discretion of Committee. All interpretations, determinations and decisions of the Committee with respect to any claim shall be made in its sole discretion, and shall be final and conclusive. (e) Arbitration. If any claim or controversy between a Participating Employer and a Participant or Beneficiary is not resolved through the claims procedure set forth in the preceding provisions of this Section 8.2, such claim shall be submitted to and resolved exclusively by expedited binding arbitration by a single arbitrator. Arbitration shall be conducted in accordance with the following procedures: The complaining party shall promptly send written notice to the other party identifying the matter in dispute and the proposed remedy. Following the giving of such notice, the parties shall meet and attempt in good faith to resolve the matter. In the event the parties are unable to resolve the

15 matter within 21 days, the parties shall meet and attempt in good faith to select a single arbitrator acceptable to both parties. If a single arbitrator is not selected by mutual consent within ten Business Days following the giving of the written notice of dispute, an arbitrator shall be selected from a list of nine persons each of whom shall be an attorney who is either engaged in the active practice of law or recognized arbitrator and who, in either event, is experienced in serving as an arbitrator in disputes between employers and employees, which list shall be provided by the main office of either JAMS, the American Arbitration Association ("AAA") or the Federal Mediation and Conciliation Service. If, within three Business Days of the parties' receipt of such list, the parties are unable to agree on an arbitrator from the list, then the parties shall each strike names alternatively from the list, with the first to strike being determined by the flip of a coin. After each party has had four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected. Unless the parties agree otherwise, within 60 days of the selection of the arbitrator, a hearing shall be conducted before such arbitrator at a time and a place agreed upon by the parties. In the event the parties are unable to agree upon the time or place of the arbitration, the time and place shall be designated by the arbitrator after consultation with the parties. Within 30 days of the conclusion of the arbitration hearing, the arbitrator shall issue an award, accompanied by a written decision explaining the basis for the arbitrator's award. In any arbitration hereunder, the Participating Employer shall pay all administrative fees of the arbitration and all fees of the arbitrator. Each party shall pay its own attorneys' fees, costs, and expenses, unless the arbitrator orders otherwise. The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the arbitrator's compensation), expenses, and attorneys' fees. The arbitrator shall have no authority to add to or to modify this Plan, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that it would be entitled to summary judgment if the matter had been pursued in court litigation. Subject to Section 8.2(c) above, the parties shall be entitled to discovery as follows: Each party may take no more than three depositions. The Participating Employer may depose the Participant or Beneficiary plus two other witnesses, and the Participant or Beneficiary may depose the Participating Employer, pursuant to Rule 30(b)(6) of the Federal Rules of Civil Procedure, plus two other witnesses. Each party may make such reasonable document discovery requests as are allowed in the discretion of the arbitrator. The decision of the arbitrator shall be final, binding, and non-appealable, and may be enforced as a final judgment in any court of competent jurisdiction. This arbitration provision of the Plan shall extend to claims against any parent, subsidiary, or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, Participant, Beneficiary, or agent of any party, or of any of the above, and shall apply as well to

16 claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law or under this Plan. Notwithstanding the foregoing, and unless otherwise agreed between the parties, either party may apply to a court for provisional relief, including a temporary restraining order or preliminary injunction, on the ground that the arbitration award to which the applicant may be entitled may be rendered ineffectual without provisional relief. Any arbitration hereunder shall be conducted in accordance with the Federal Arbitration Act: provided, however, that, in the event of any inconsistency between the rules and procedures of the Act and the terms of this Plan, the terms of this Plan shall prevail. If any of the provisions of this Section 8.2(e) are determined to be unlawful or otherwise unenforceable, in the whole part, such determination shall not affect the validity of the remainder of this section and this section shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the provisions of this Section 8.2(e) are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact and treated as determinative to the maximum extent permitted by law. The parties do not agree to arbitrate any putative class action or any other representative action. The parties agree to arbitrate only the claims(s) of a single Participant or Beneficiary. ARTICLE IX AMENDMENT AND TERMINATION 9.1 Amendment. The Company reserves the right to amend, terminate or freeze the Plan, in whole or in part. In no event shall any such action by the Company reduce the vested amount credited to any Participant’s Account, or result in any change in the timing or manner of payment of the amount of any Account (except as otherwise permitted under the Plan, including under Sections 7.8, 7.9 and 7.10), without the consent of the Participant, unless the Company determines in good faith that such action is necessary to ensure compliance with Section 409A of the Code. Notwithstanding the foregoing, the Plan may not be terminated within twelve (12) months after a Change in Control. 9.2 Payments Upon Termination of Plan. Except as otherwise provided pursuant to Sections 7.8, 7.9 and 7.10, in the event that the Plan is terminated, the amounts credited to a Participant’s Account shall be paid to the Participant or the Participant’s Beneficiary, as applicable, on the dates on which the Participant or his or her Beneficiary would otherwise receive payments hereunder without regard to the termination of the Plan. ARTICLE X MISCELLANEOUS

17 10.1 Non-Alienation of Deferred Compensation. Except as permitted by the Plan, no right or interest under the Plan of any Participant or Beneficiary shall, without the written consent of the Company, be (a) assignable or transferable in any manner, (b) subject to alienation, anticipation, sale, pledge, encumbrance, attachment, garnishment or other legal process, or (c) in any manner liable for or subject to the debts or liabilities of the Participant or Beneficiary. Notwithstanding the foregoing, to the extent permitted by Section 409A of the Code and Sections 7.8 and 7.9 hereof, the Committee shall honor a judgment, order or decree from a state domestic relations court which requires the payment of part or all of a Participant’s or Beneficiary’s interest under this Plan to an “alternate payee” as defined in Section 414(p) of the Code. 10.2 Compliance with Section 409A of the Code. It is intended that the Plan comply with the provisions of Section 409A of the Code, so as to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be paid or made available to Participants (or their Beneficiaries or estates). Although the Committee shall use its best efforts to avoid the imposition of taxation, interest and penalties under Section 409A of the Code, the tax treatment of deferrals under this Plan is not warranted or guaranteed. Neither the Company nor any other Employer nor the Committee shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant, Beneficiary or other taxpayer as a result of the Plan. Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section 409A by the U.S. Department of Treasury or the Internal Revenue Service. For purposes of the Plan, the phrase “permitted by Section 409A of the Code,” or words or phrases of similar import, shall mean that the event or circumstance shall only be permitted to the extent it would not cause an amount deferred or payable under the Plan to be includible in the gross income of a Participant or Beneficiary under Section 409A(a)(1) of the Code. 10.3 Participation by Employees of Other Members of the Affiliated Group. Any member of the Affiliated Group other than the Company may, by action of the Adopting Employer’s board of directors or equivalent governing body and with the consent of the Committee, adopt the Plan; provided that the Committee may waive the requirement that such board of directors or equivalent governing body of the Adopting Employer effect such adoption. By its adoption of or participation in the Plan, such Adopting Employer shall be deemed to appoint the Company its exclusive agent to exercise on its behalf all of the power and authority conferred by the Plan upon the Company and accept the delegation to the Committee of all the power and authority conferred upon it by the Plan. The authority of the Company to act as such agent shall continue until the Plan is terminated as to the Adopting Employer. An Eligible Employee who is employed by an Adopting Employer and who elects to participate in the Plan shall participate on the same basis as an Eligible Employee of the Company. The Account of a Participant employed by an Adopting Employer shall be paid in accordance with the Plan solely by such member to the extent attributable to the Compensation that would have been paid by such Adopting Employer in the absence of deferral pursuant to the Plan, unless the Committee otherwise determines that the Company shall be the obligor.

18 10.4 Interest of Participant. The obligation of the Company and any participating Employer under the Plan to make payment of amounts reflected in an Account merely constitutes the unsecured promise of the Company (or, if applicable, the participating Employer) to make payments from their general assets, and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any property of Company or any other Employer. Nothing in the Plan shall be construed as guaranteeing continued employment to any Eligible Employee. It is the intention of the Company that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA. The Company may, but shall not be required to, create a trust to hold funds to be used in payment of benefits under the Plan, and may fund such trust; provided, however, that any funds contained therein shall remain liable for the claims of the general creditors of the Company and the other participating Employers, and no assets shall be transferred to any such trust at a time or in a manner that would cause an amount to be included in the income of a Participant pursuant to Section 409A(b) of the Code. 10.5 Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any other person any legal or equitable right as against the Company or any other Employer or against the officers, employees or directors of the Company or any other Employer, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan. 10.6 Severability. The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted. 10.7 Governing Law. Except to the extent preempted by federal law, the provisions of the Plan shall be governed, construed and interpreted in accordance with the laws of the State of Maryland, without reference to any conflicts or choice of law rule or principle that might otherwise refer governance, construction or interpretation of the Plan to the law of another jurisdiction. 10.8 Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume this Plan. This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purposes of this Plan), and the heirs, beneficiaries, executors and administrators of each Participant. 10.9 Withholding of Taxes. The Company or any other Employer may withhold or cause to be withheld from any amounts payable under the Plan, or to the extent permitted pursuant to Section 409A of the Code and Section 7.8 of the Plan, from any amounts deferred under the Plan, all federal, state, local and other taxes as shall be legally required to be withheld. Further, the Company and each other Employer shall have the right to (a) require a Participant to pay or provide for payment of the amount of any taxes that the Company other Employer may be required to withhold with respect to amounts credited to a Participant’s Account under the Plan, or (b) deduct from any amount otherwise payable in cash to the Participant the amount of any taxes that the

19 Company or other Employer may be required to withhold with respect to amounts credited to a Participant’s Account under the Plan. 10.10 Electronic or Other Media. Notwithstanding any other provision of the Plan to the contrary, including any provision that requires the use of a written instrument, the Committee may establish procedures for the use of electronic or other media in communications and transactions between the Plan or the Committee and Participants and Beneficiaries. Electronic or other media may include, but are not limited to, e-mail, the Internet, intranet systems and automated telephonic response systems. 10.11 Headings; Interpretation. Headings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof. Unless the context clearly requires otherwise, the masculine pronoun wherever used herein shall be construed to include the feminine pronoun. 10.12 Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company and each other Employer, in any case in accordance with the terms and conditions of the Plan. IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its undersigned duly authorized officer, to be effective as of the Effective Date. DISCOVERY COMMUNICATIONS, LLC By: Name: Ralph Beidelman Title: SVP, Global Total Rewards